Exhibit 99.2(n)(i)





           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated May 24, 2004, relating to the financial statements and financial highlights which appears in the March 31, 2004 Annual Report to Shareholders of DB Hedge Strategies Fund, LLC, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

New York, New York
August 5, 2004